UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2023

Giga-tronics Incorporated

(Exact name of Registrant as Specified in Its Charter)

California	001-14605	94-2656341
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7272 E. Indian School Rd, Suite 540
Scottsdale, Arizona		85251
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (833) 457-6667

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 31, 2023, Giga-Tronics Incorporated (the “Company”) issued Ault Lending, LLC (“Ault Lending”) a $1,000,000 12% Senior Secured Subordinated Promissory Note (the “New Ault Note”). The New Ault Note is convertible on the same terms as the 10% Senior Secured Convertible Promissory Note (the “Prior Note”) issued to Ault Lending in December 31, 2022, except with the principal amount owed equal to the aggregate sums so borrowed, a maturity date of June 30, 2025 and an interest rate of 12% per annum. The terms of the Prior Note are disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 6, 2023.

As of the date of this Current Report on Form 8-K, the Company has borrowed $766,405 (excluding interest) under the New Ault Note.

The New Ault Note is secured and subordinated to all rights of the Senior Creditors as defined by that certain Subordination Agreement by and among Ault Alliance, Inc. and the Senior Creditors dated January 10, 2023.

The foregoing description of the terms of the Ault Note and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the form of the New Ault Note, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 2.03 is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibits

Exhibit No.	Description of Exhibit
4.1	Form of 12% Senior Secured Subordinated Promissory Note issued to Ault Lending, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIGA-TRONICS INCORPORATED

Date:	November 6, 2023	By:	/s/ JONATHAN READ
Name: Jonathan Read Title: Chief Executive Officer